CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement of Franklin Floating Rate Trust on Form N-2, File No. 333-57757, of our report dated September 19, 1997, on our audit of the Statement of Assets and Liabilities of the Franklin Floating Rate Trust as of September 8, 1997, which report is included in the Statement of Additional Information dated April 1, 1998, which is incorporated by reference in the Registration Statement.



                                 /s/   PricewaterhouseCoopers LLP


San Francisco, California
July 9, 1998